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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 CIMA LABS INC.
    -------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  Delaware                              41-1569769
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(State of incorporation or organization)    (I.R.S. Employer Identification
                                                         No.)



         10000 Valley View Road
            Eden Prairie, MN                             55344
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    (Address of principal executive                    (Zip Code)
               offices)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act registration statement file number to which this form
relates:             (if applicable).
        -------------
         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class to          Name of each exchange on which each
         be so registered                class is to be registered

                   N/A                                 N/A
         ------------------------        -----------------------------------


         Securities to be registered pursuant to Section 12(g) of the Act:


                         Preferred Share Purchase Rights
                         -------------------------------
                                (Title of Class)



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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Effective May 11, 2001, the Company amended the Rights Agreement dated as of March 14, 1997 by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agreement"). A copy of the Rights Agreement along with a description of the Rights Agreement and its adoption are hereby incorporated by reference to the Company's current report on Form 8-K filed on March 25, 1997.

ITEM 2.       EXHIBITS.

         1. Amendment dated May 11, 2001, to Rights Agreement dated March 14, 1997, by and between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (Filed herewith as Exhibit
                  1).

         2. Rights Agreement and the description of the Rights Agreement and its adoption (Incorporated by reference to the Company's current report on Form 8-K filed on March 25, 1997).

         3.       Rights Agreement, as amended (Filed herewith as Exhibit 3).

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CIMA LABS INC.

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Dated:  June 12, 2001               By:  /s/ David A. Feste
                                         -----------------------------------------------

                                         Its: Vice President and Chief Financial Officer
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